Exhibit 99.2
Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Fiscal 2012 — Quarter 1
Note: amounts are in thousands, except per share amounts
First quarter (Q1), ended July 29, 2011, compared to the corresponding period a year ago:

	Consolidated Results				Restaurant		Foods
		% of		% of
	Q1 2012	sales	Q1 2011	sales	Q1 2012	Q1 2011	Q1 2012	Q1 2011
Net sales	$405,361		$412,566		$333,153	$343,085	$72,208	$69,481

Cost of sales	121,087	29.9%	122,169	29.6%	24.5%	24.0%	54.4%	57.3%
Operating wages	133,423	32.9%	144,098	34.9%	37.9%	39.4%	10.0%	13.2%
Other operating	67,251	16.6%	68,374	16.6%	18.8%	18.8%	6.3%	5.5%
S,G&A	35,726	8.8%	35,763	8.7%	6.7%	6.3%	18.6%	20.4%
Depr. & amort.	20,379	5.0%	20,776	5.0%	5.5%	5.3%	2.9%	3.6%

Operating income	27,495	6.8%	21,386	5.2%	6.6%	6.2%	7.8%	0.0%

Interest	2,111	0.5%	2,498	0.6%

Pre-tax income	25,384	6.3%	18,888	4.6%

Income Taxes	7,572	1.9%	6,339	1.6%

Net Income	$17,812	4.4%	$12,549	3.0%

EPS — basic	$0.59		$0.41
EPS — diluted	$0.59		$0.41

Dividends paid per share	$0.20		$0.18

Weighted average shares outstanding:

Basic	30,318		30,445
Dilutive stock options	119		61

Diluted	30,437		30,506

Shares outstanding at quarter end	30,472		30,471
Income taxes, as a percentage of pre-tax income, were 29.8% vs. 33.6%
Fiscal 2012 — Quarter 1 p 1

Consolidated Q1 Review:
•	Net sales decreased 1.7% ($405.4 million vs. $412.6 million).
•	Operating income increased 28.6% ($27.5 million vs. $21.4 million).
•	Pre-tax income increased 34.4% ($25.4 million vs. $18.9 million).
•	Effective tax rate was 29.8% compared to 33.6%.
•	Net income increased 41.9% ($17.8 million vs. $12.5 million).
•	Diluted EPS was $0.59 vs. $0.41.
Fiscal 2012 — Quarter 1 p 2

Restaurant Q1 Review:
•	Overall restaurant sales decreased 2.9% ($333.2 million vs. $343.1 million).
•	Nominal same-store sales decreased 1.8% at Bob Evans Restaurants and decreased 4.8% at Mimi’s.
•	Operating income increased 2.3% ($21.9 million vs. $21.4 million).
•	Operating margin was 6.6% compared to 6.2%.
•	Restaurants in operation at quarter end were: 563 Bob Evans Restaurants and 145 Mimi’s. 569 Bob Evans Restaurants and 145 Mimi’s were in operation a year ago.
•	Projected restaurant openings, by quarter:
Bob Evans Restaurants:

	Beginning							Ending
Fiscal Year	Total	Q1	Q2*	Q3*	Q4*	Full Year*	Closings	Total*

2012	563	—	2	—	4	6	—	569
2011	569	—	—	—	2	2	8	563
2010	570	—	—	—	—	—	1	569
2009	571	—	—	—	1	1	2	570
2008	579	—	—	1	1	2	10	571
Mimi’s Cafes:

	Beginning							Ending
Fiscal Year	Total	Q1	Q2*	Q3*	Q4*	Full Year*	Closings	Total*

2012	145	—	—	—	—	—	—	145
2011	146	—	—	—	—	—	1	145
2010	144	—	1	1	—	2	—	146
2009	132	3	4	2	3	12	—	144
2008	115	1	2	8	6	17	—	132
Consolidated Restaurants:

	Beginning							Ending
Fiscal Year	Total	Q1	Q2*	Q3*	Q4*	Full Year*	Closings	Total*

2012	708	—	2	—	4	6	—	714
2011	715	—	—	—	2	2	9	708
2010	714	—	1	1	—	2	1	715
2009	703	3	4	2	4	13	2	714
2008	694	1	2	9	7	19	10	703

*	Future quarters represent estimates for fiscal year 2012.
Fiscal 2012 — Quarter 1 p 3

• Projected rebuilt restaurant openings, by quarter:

Fiscal Year	Q1	Q2*	Q3*	Q4*	Full Year*

2012	—	2	1	—	3
2011	—	—	1	1	2
2010	1	1	—	—	2
2009	1	3	—	—	4
2008	2	2	1	3	8

*	Future quarters represent estimates for fiscal year 2012.
• Bob Evans Restaurants same-store sales analysis (24-month core; 558 restaurants):

	Fiscal 2012			Fiscal 2011			Fiscal 2010
	Nominal	Menu	Real	Nominal	Menu	Real	Nominal	Menu	Real
May	(1.5)	0.8	(2.3)	(3.5)	1.8	(5.3)	(2.8)	2.7	(5.5)
June	(2.0)	1.0	(3.0)	(3.1)	2.0	(5.1)	(2.5)	2.2	(4.7)
July	(1.8)	2.0	(3.8)	(3.7)	2.0	(5.7)	(3.7)	2.3	(6.0)

Q1	(1.8)	1.3	(3.1)	(3.5)	1.9	(5.4)	(3.0)	2.4	(5.4)

August	—	—	—	(1.8)	2.0	(3.8)	(3.0)	2.3	(5.3)
September	—	—	—	(0.6)	1.8	(2.4)	(3.5)	2.4	(5.9)
October	—	—	—	(0.5)	1.8	(2.3)	(2.0)	2.4	(4.4)

Q2	—	—	—	(0.9)	1.9	(2.8)	(2.8)	2.3	(5.1)

November	—	—	—	6.1	1.9	4.2	(5.0)	0.7	(5.7)
December	—	—	—	(5.0)	1.9	(6.9)	(3.5)	0.7	(4.2)
January	—	—	—	(1.7)	1.4	(3.1)	(4.2)	1.3	(5.5)

Q3	—	—	—	(0.5)	1.8	(2.3)	(4.2)	0.9	(5.1)

February	—	—	—	3.2	1.0	2.2	(7.3)	1.9	(9.2)
March	—	—	—	(0.9)	1.0	(1.9)	(0.4)	1.9	(2.3)
April	—	—	—	1.3	1.0	0.3	(4.6)	1.9	(6.5)

Q4	—	—	—	1.2	1.0	0.2	(4.1)	1.9	(6.0)

Fiscal year	(1.8)	1.3	(3.1)	(1.0)	1.7	(2.7)	(3.5)	1.9	(5.4)
Fiscal 2012 — Quarter 1 p 4

• Mimi’s Cafe same-store sales analysis (24-month core;143 restaurants):

	Fiscal 2012			Fiscal 2011			Fiscal 2010
	Nominal	Menu	Real	Nominal	Menu	Real	Nominal	Menu	Real
May	(1.8)	4.2	(6.0)	(8.4)	2.4	(10.8)	(6.9)	2.4	(9.3)
June	(6.1)	4.2	(10.3)	(8.2)	2.7	(10.9)	(5.0)	2.3	(7.3)
July	(6.1)	4.2	(10.3)	(6.5)	2.7	(9.2)	(7.2)	2.3	(9.5)

Q1	(4.8)	4.2	(9.0)	(7.6)	2.6	(10.2)	(6.4)	2.3	(8.7)

August	—	—	—	(6.2)	2.7	(8.9)	(5.2)	2.2	(7.4)
September	—	—	—	(4.8)	2.7	(7.5)	(8.1)	2.2	(10.3)
October	—	—	—	(5.8)	2.2	(8.0)	(7.2)	2.2	(9.4)

Q2	—	—	—	(5.6)	2.6	(8.2)	(6.8)	2.2	(9.0)

November	—	—	—	0.8	2.3	(1.5)	(8.1)	2.2	(10.3)
December	—	—	—	(4.1)	2.3	(6.4)	(8.9)	2.2	(11.1)
January	—	—	—	(6.0)	1.7	(7.7)	(7.7)	2.2	(9.9)

Q3	—	—	—	(3.2)	2.1	(5.3)	(8.3)	2.2	(10.5)

February	—	—	—	(1.3)	1.7	(3.0)	(7.9)	2.3	(10.2)
March	—	—	—	(2.0)	5.7	(7.7)	(5.5)	2.3	(7.8)
April	—	—	—	(0.8)	5.7	(6.5)	(7.9)	2.3	(10.2)

Q4	—	—	—	(1.3)	4.5	(5.8)	(7.1)	2.3	(9.4)

Fiscal year	(4.8)	4.2	(9.0)	(4.5)	2.9	(7.4)	(7.2)	2.2	(9.4)
• Key restaurant sales data (core restaurants only):

	Bob Evans
	Restaurants	Mimi’s

Average annual store sales ($) — FY11	$1,723,000	$2,679,000

Q1 FY 2012 day part mix (%):
Breakfast	34%	23%
Lunch	36%	40%
Dinner	30%	37%

Q1 FY 2012 check average ($)	$8.62	$11.79
• Quarterly restaurant sales by concept:

	Q1 2012	Q1 2011

Bob Evans Restaurants	$243,786	$248,862
Mimi’s Café	89,367	94,223

Total	$333,153	$343,085
Fiscal 2012 — Quarter 1 p 5

Foods Q1 Review:
•	Net sales increased 3.9% ($72.2 million vs. $69.5 million).
•	Comparable pounds sold decreased 4%.
•	Operating income increased significantly ($5,643,000 vs. $29,000).
•	Operating margin was 7.8% compared to 0.0%.
•	Average sow cost decreased 4.1% ($57.06 per cwt vs. $59.52 per cwt).
Historical sow cost review (average cost per hundredweight):

Fiscal Year	Q1	Q2		Q3		Q4		Average
2012	$57.06	$		$		$		$57.06
2011	$59.52		$60.47		$51.16		$59.05	$57.17
2010	$43.24		$32.88		$40.14		$55.91	$42.18
2009	$28.69		$51.19		$49.03		$50.65	$44.93
Comparable pounds sold review:

Fiscal Year	Q1	Q2	Q3	Q4	Average
2012	-4%				-4%
2011	-2%	-16%	-9%	-6%	-8%
2010	-3%	10%	20%	4%	7%
2009	13%	11%	-6%	3%	6%
• Net sales review (dollars in thousands):

	Q1 2012	Q1 2011
Gross sales	$80,040	$78,969

Less: promotions	(7,097)	(8,728)

Less: returns and slotting	(735)	(760)

Net sales	$72,208	$69,481
Fiscal 2012 — Quarter 1 p 6

Balance Sheet Summary:

(in thousands)	Jul. 29, 2011	Apr. 29, 2011

Cash and equivalents	$59,937	$57,730
Other current assets	59,223	61,875
Net property, plant and equipment	889,667	900,878
Goodwill and other intangible assets	42,059	42,264
Other non-current assets	30,384	31,574

Total assets	$1,081,270	$1,094,321

Current portion of long-term debt	$38,571	$13,571
Other current liabilities	140,521	157,541
Long-term debt	97,145	135,716
Other long-term liabilities	124,323	123,383
Stockholders’ equity	680,710	664,110

Total liabilities and equity	$1,081,270	$1,094,321
Fiscal 2012 — Quarter 1 p 7